UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________________

FORM 8-K
_______________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2020

_______________________________________________________________________________
Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
_______________________________________________________________________________

Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 985-9904
(Registrant's telephone number, including area code)

20 East Greenway Plaza, Suite 475
Houston, Texas 77046
(Former address)
_______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 12, 2020, Sunnova Energy International Inc. (the “Company”) issued an additional $60.0 million principal amount of its 9.75% convertible senior notes due 2025 (the “Additional Notes”) for net proceeds of $57.0 million, excluding accrued interest. The Additional Notes were issued pursuant to an indenture, dated May 14, 2020 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee, and have substantially identical terms to, and form a single class with, the Company’s existing 9.75% convertible senior notes due 2025 (the “Initial Notes” and, together with the Additional Notes, the “Notes”). The issuance of the Additional Notes was pursuant to the initial investors’ full exercise of their 30-day option to purchase Additional Notes granted under the purchase and exchange agreement (the “Purchase and Exchange Agreement”), dated May 13, 2020, among the Company and certain investors, in its offering of the Initial Notes. The Additional Notes and the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of the Additional Notes will be subject to the same registration rights as the Initial Notes under the Company’s Second Amended and Restated Registration Rights Agreement dated as of July 29, 2019, as amended, and the Company’s Registration Rights Agreement, dated as of May 14, 2020 (collectively, the “Registration Rights Agreements”).

The Purchase and Exchange Agreement, the Indenture, the Notes (including the Additional Notes) and the Registration Rights Agreements are each described in Item 5 of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020, which disclosure is incorporated herein by reference.

The foregoing summary of the Notes (including the Additional Notes), the Indenture, the Purchase and Exchange Agreement and the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Indenture and form of Notes, the Purchase and Exchange Agreement and the Registration Rights Agreements, copies of which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the three months ending June 30, 2020.

Certain of the Note investors and their respective affiliates are affiliated with a member of the Company’s board of directors, may hold positions in the Company’s other loans or securities and have provided certain capital for the Company and its affiliates in the ordinary course of their business in the past and may do so in the future, for which they have received and may continue to receive certain fees and commissions.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Additional Notes to the Note investors in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the safe harbor provided by Rule 506(c) of Regulation D promulgated thereunder. The Company relied on these exemptions from registration based in part on representations made by the Note investors in the Purchase and Exchange Agreement.

The shares of the Common Stock issuable upon conversion of the Additional Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any shares of the Common Stock are issued upon conversion of the Additional Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Additional Notes and any resulting issuance of shares of the Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: June 12, 2020	By:	/s/ Walter A. Baker
Walter A. Baker
Executive Vice President, General Counsel and Secretary